EXHIBIT 10.4

INCENTIVE AGREEMENT: 31ST JANUARY 2008

PARTIES

(1)	NEXTGEN BIOSCIENCE INC., a company incorporated under the laws of Nevada, USA, whose UK representative office is at 4th Floor, 36 Spital Square, London, E1 6DY, England (“the Company”).

(2)	DR KAREN ELIZABETH JERVIS of 1 Bellfield Crescent, Eddleston, Peebles, EH45 8RQ (“the Executive”).

WHEREAS

(A)

The Company and the Executive have entered into an Employment Agreement of even date herewith (“Employment Agreement”) under which the Executive is retained by the Company to provide services and to act as Chief Executive for a period to 31st July 2010 unless terminated by either party on three months’ written notice.

(B)	The key objectives of the role of the Executive as identified by the Company and hereby notified to the Executive are to focus on the following areas;

To keep expenses under control.

To run the day to day business of the Company.

To raise new money.

To seek and obtain grants.

To seek and provide exit strategies for the Company’s drug targets.

(C)	The parties have agreed to enter into this Agreement to record the incentives to be offered to the Executive by the Company as a reward for achieving the objectives specified in (B) above.

IT IS AGREED as follows:

1.	MONEYRAISING

1.1

The Company shall issue to the Executive 1,000,000 of its shares of NextGen Bioscience Inc free of charge for every complete $10,000,000 in cash raised in the Company during the term of this agreement, up to a maximum of 3,000,000 shares (i.e. 1,000,000 shares to be issued on $10,000,000 being reached, a further 1,000,000 shares to be issued on

$20,000,000 being reached, and a further 1,000,000 shares to be issued on $30,000,000 being reached).

2.	GRANTS

2.1

The Company shall issue to the Executive 500,000 of its shares in NextGen Bioscience Inc free of charge for every complete $1,000,000 in cash received by the Company in the form of a grant from a third party during the term of this agreement, up to a maximum of 1,500,000 shares (i.e. 500,000 shares to be issued on $1,000,000 being reached, a further 500,000 shares to be issued on $2,000,000 being reached, and a further 500,000 shares to be issued on $3,000,000 being reached).

3.	EXIT OF TARGETS

3.1

The Company shall issue to the Executive 1,500,000 of its shares free of charge for every successful exit (“Exit”) from the receipt of sale proceeds or receipt of stage payments, royalties or other payments in respect of each such exit (“Cash Compensation”) from third parties, in the following stages;

		3.1.1	500,000 shares to be issued on $1,000,000 of Cash Compensation for a particular Exit being reached;

		3.1.2	a further 500,000 shares to be issued on $6,000,000 of Cash Compensation for a particular Exit being reached; and

		3.1.3	a further 500,000 shares to be issued on $15,000,000 of Cash Compensation for a particular Exit being reached.

	3.2	The shares issues in 3.1 above shall apply to a maximum of five Exits of targets by the Company.

4.	DURATION

4.1

This Agreement shall, subject to automatic termination in the event of a termination of the Employment Agreement in accordance with the terms of this Agreement, commence on 1st February 2008 and shall continue until 31st July 2010.

5.	ISSUE OF SHARES

5.1

The Company shall issue the shares to be awarded to the Executive under this Agreement on or about 31st July 2010. In the event of an earlier termination of this Agreement through the termination of the Employment Agreement the Company shall issue the shares earned by the Executive up to that effective date of termination within 21 days of the effective date of termination.

	5.2	It is agreed that the Executive will execute a form of investment agreement confirming the restricted status of the shares to be received under U.S. securities laws. Issuance of the shares will be conditional upon delivery of the investment agreement. The investment agreement will, among other things, confirm the Executive’s representation that she acknowledges that the shares are restricted under U.S. securities laws, that she is acquiring the shares for investment and not for distribution, that the certificates representing the shares will be legended and that she is a sophisticated purchaser able to evaluate the risks and merits of an investment in the Company's shares.

6.	NOTICES

	6.1	Any notice to be given under this Agreement to the Executive may be

		6.1.1	given to the Executive personally or

		6.1.2	sent to her by pre-paid first class letter or

		6.1.3	sent by facsimile transmission addressed to her at her last known place of residence.

	6.2	Any notice to be given to the Company:

		6.2.1	should be addressed to the Chairman; and

		6.2.2	may be served by leaving it at or sending it by pre-paid first class letter to its UK representative office for the time being.

6.3

Any notice served by post shall be deemed to have been served forty-eight hours after it was posted and proof that the notice was properly addressed, pre-paid and posted shall be sufficient evidence of service.

7.	PRIOR AGREEMENTS

This Agreement cancels and is in substitution for all previous letters of engagement, agreements and arrangements (whether oral or in writing), other than the Employment Agreement and the Consultancy Agreement, relating to the subject matter of incentives hereof between the Company or any Group Company and the Executive all of which shall be deemed to have been terminated by mutual consent.

8.	RIGHTS OF THIRD PARTIES

This Agreement does not confer rights on the Consultant's spouse or dependants or on any third party.

9.	GOVERNING LAW AND JURISDICTION

	9.1	This Agreement shall be governed by and interpreted in accordance with the law of England.

9.2	The parties to this Agreement submit to the exclusive jurisdiction of the English Courts in relation to any claim, dispute or matter arising out of or relating to this Agreement.

9.3	Any delay by any party in exercising any of its or her rights under this Agreement will not constitute a waiver of such rights.

IN WITNESS of which the parties have executed this Agreement on the date set out above.

EXECUTED by the Company which was delivered when dated, acting by:

Chief Operating Officer

Signature	: /s/ Graham May

Name	: Graham May

EXECUTED by the Consultant which was delivered when dated:

Signature	: /s/ Karen Elizabeth Jervis